UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-A 12G/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Suburban Lodges of America, Inc.

(Exact name of registrant as specified in its charter)

Georgia	58-1781184
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Galleria Parkway, Suite 1200, Atlanta, Georgia	30339
(Address of principal executive offices)	(ZIP Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

N/A	N/A

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box.      /_/

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box.      /_/

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Participating Cumulative Preferred Stock Purchase Rights
(Title of Class)

Item 1.      Description of Registrant's Securities to be Registered.

Incorporated herein by reference is the description of the Rights set forth under the heading “Rights Agreement” contained in the registrant’s form of prospectus filed pursuant to Rule 424(b)(1) under the Securities Act of 1933, as amended, on May 23, 1996.

On May 4, 2001, the registrant amended and restated its Rights Agreement between the registrant and American Stock Transfer & Trust Company (i) to provide that those actions and determinations that previously could be taken or made under the Rights Agreement only by a majority of the “Continuing Directors,” as defined, may now be taken or made by action of the entire Board of Directors of the registrant, (ii) to eliminate any requirement that, before certain actions could be taken under the Rights Agreement, there be Continuing Directors in office who concurred in the action proposed to be taken, and (iii) to make certain other conforming changes.

Item 2.      Exhibits.
(*) 3.1

Amended and Restated Articles of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).

(*) 3.2

Amended and Restated By-laws of Registrant, amended as of March 17, 1997 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K under the Securities Act of 1934, as amended, filed on March 28, 1997).

(*) 4.1

Specimen of form of certificate representing shares of Common Stock of Registrant, par value 0.01 per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).

4.2

Amended and Restated Rights Agreement between Registrant and American Stock Transfer & Trust Company, dated May 4, 2001( incorporated herein by reference to Exhibit 4.2 to Registrant’s Current Report on Form 8-K filed on May 4, 2001).

(*) 10.8

Registration Rights Agreement between Registrant and certain Shareholders (incorporated herein by reference to Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (Registration No. 333-2876) under the Securities Act of 1933, as amended, filed on March 28, 1996, and amended on May 7, 1996).

_____________________________

(*) Previously filed

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

May 4, 2001	SUBURBAN LODGES OF AMERICA, INC.
(Registrant)

By: /s/ David E. Krischer David E. Krischer Chairman of the Board and Chief Executive Officer